Exhibit 3.5.19

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “GREDE LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE TWENTY-SEVENTH DAY OF OCTOBER, A.D. 2009, AT 5:03 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “IRON OPERATING, LLC” TO “GREDE LLC”, FILED THE TWELFTH DAY OF JANUARY, A.D. 2010, AT 1:22 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “GREDE LLC”.

	[SEAL]	/s/ Jeffrey W. Bullock

		Jeffrey W. Bullock, Secretary of State
4746558 8100H		AUTHENTICATION:	1967640
141550378		DATE:	12-17-14
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:41 PM 10/27/2009
FILED 05:03 PM 10/27/2009
SRV 090968808 - 4746558 FILE

CERTIFICATE OF FORMATION

OF

IRON OPERATING, LLC

1. The name of the limited liability company is: Iron Operating, LLC.

2. The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of Iron Operating, LLC this 27th day of October, 2009.

/s/ Timothy J. Scallen

Timothy J. Scallen, Authorized Person

DE083 - 2/20/07 CT System Online

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:30 PM 01/12/2010
FILED 01:22 PM 01/12/2010
SRV 100030413 - 4746558 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: Iron Operating, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

1.	The name of the limited liability company is: Grede LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 12th day of January, A.D. 2010.

By:	/s/ Mary Burns

Authorized Person(s)

Name:	Mary Burns
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DE084 [ILLEGIBLE] C T System Online